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EXHIBIT 22.1 -- SUBSIDIARIES OF THE REGISTRANT

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                                    PERCENTAGE
                                     OWNED BY              STATE OF
        SUBSIDIARY                  REGISTRANT           INCORPORATION
        ----------                  ----------           -------------
FW Holdings, Inc.                      100%                 Delaware

Weirton Venture Holdings Corp.         100%                 Delaware

Weirton Coatings, LLC                  100%                 Delaware

W&A Manufacturing, LLC                  50%                 Delaware
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